Exhibit No. 24

ARMSTRONG WORLD INDUSTRIES, INC.

CERTIFICATION REGARDING

POWER OF ATTORNEY

I, Walter T. Gangl, Deputy General Counsel and Corporate Secretary of Armstrong World Industries, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that at a meeting of the Board of Directors of said corporation duly held on the 27th day of March, 2007, at which a quorum was present and acting throughout, the following resolution was adopted and is now in full force and effect.

RESOLVED that the execution of the Company’s 2006 Annual Report on Form 10-K on behalf of the Company and by members of the Board of Directors through respective powers of attorney granting Messrs. Lockhart, Rigas and Gangl the power to sign on their behalf is authorized.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 27th day of March, 2007.

/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel and Corporate Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

POWER OF ATTORNEY

RE: 2006 ANNUAL REPORT ON FORM 10-K

I, Michael D. Lockhart, as a Director of Armstrong World Industries, Inc., do hereby constitute and appoint, JOHN N. RIGAS or, in the case of his absence or inability to act as such, WALTER T. GANGL, my agent, to sign in my name and on my behalf the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.

/s/ Michael D. Lockhart
Michael D. Lockhart
Dated: March 27, 2007

All powers of attorney required to be filed are substantially identical in all material respects. Therefore, in accordance with SEC Regulation 229.601(a) Instruction 2, only the foregoing copy is being included except, however, that the manually signed copy filed with the Securities and Exchange Commission includes a complete set of powers of attorney.

All powers of attorney differ only from the form of the foregoing in that they are executed by the following parties in the capacities and on the dates indicated.

James J. Gaffney	Director	February 19, 2007
Robert C. Garland	Director	February 19, 2007
Judith R. Haberkorn	Director	February 19, 2007
James J. O’Connor	Director	March 23, 2007
Russell F. Peppet	Director	February 19, 2007
Arthur J. Pergament	Director	March 27, 2007
John J. Roberts	Director	February 19, 2007
Alexander M. Sanders, Jr.	Director	February 19, 2007